AGREEMENT OF PURCHASE AND SALE
AND ESCROW INSTRUCTIONS

By and Between

REGENCY CENTERS, L.P.,
a Delaware limited partnership

as Seller

and

RETAIL OPPORTUNITY INVESTMENTS CORP.,

a Delaware corporation

as Buyer

Dated as of December 30, 2009

Santa Ana Downtown Plaza Santa Ana, California

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AGREEMENT OF PURCHASE AND SALE
AND ESCROW INSTRUCTIONS
(Regency - Santa Ana Downtown Plaza)

THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS ("Agreement") is made as of December 30, 2009 ("Agreement Date"), by and between REGENCY CENTERS, L.P., a Delaware limited partnership ("Seller"), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation ("Buyer").

RECITALS

A. Seller is the current owner of the Property (as defined in Section 2).

B. Buyer desires to purchase and Seller is willing to sell the Property on the terms and conditions of this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

AGREEMENT

1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

1.1"Additional Deposit" means the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), to be deposited with Escrow Holder pursuant to Section 2.2.2. The Additional Deposit shall be non-refundable to Buyer subject to the terms of this Agreement.

1.2"Agreement Date" means the date first set forth above in this Agreement.

1.3"Buyer's Address" means:

Retail Opportunity Investments Corp.
3 Manhattanville Road, Second Floor
Purchase, New York 10577
Attn: Mr. Richard Schoebel
Telephone No.: (914) 272-8080
Facsimile No.: (914)272-8088
Email: rschoebel@roireit.net

With copies to:

Bouza, Klein & Kaminsky
950 S. Flower Street, Suite 100

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Los Angeles, California 90015
Attention: Michael J. Kaminsky, Esq.
Telephone No.: (213) 488-0675, ext. 6
Facsimile No.: (213) 488-1361
E-Mail: mkaminsky@b2klaw.com

1.4"Closing" means the date the Grant Deed to Buyer is recorded in the Official Records of the County in which the Real Property is located.

1.5"Closing Date" means the date on which Closing actually occurs.

1.6"Due Diligence Period" means that period commencing on the Opening of Escrow and expiring at 5:00 p.m. (Pacific time) on the twenty-first (21st) day following the earlier to occur of (a) the Agreement Date, or (b) the date on which the Due Diligence Items were delivered to Buyer, which date is hereby acknowledged and agreed to be December 29, 2009. If the Due Diligence Period expires on a weekend or legal holiday, it shall automatically be extended to the next business day).

1.7"Escrow Holder" means First American Title Insurance Company.

1.8"Escrow Holder's Address" means:

First American Title Insurance Company
National Commercial Services
777 South Figueroa Street, 4th Floor
Los Angeles, CA 90017
Attention: Ms. Carolyn J. Marcial
Telephone No.: (213) 271-1728
Facsimile No.: (818) 450-0132
E-mail: cmarcial@firstam.com

1.9"Estoppel Certificates" is defined in Section 3.3.7.

1.10           "Excluded Items" means all proprietary, privileged or confidential information of Seller relating to the Property, including but not limited to, Seller's internal financial analysis, Seller's credit analysis and collection plans, materials relating to Seller's cost to acquire the Property and any documents or communications subject to the attorney/client privilege.

1.11           "Initial Deposit" means the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), to be deposited with Escrow Holder pursuant to Section 2.2.1.

1.12           "Leases" means those certain lease agreements set forth in Schedule 1.14.

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1.13          "Outside Closing Date" means January 28, 2010.

1.14          "Purchase Price" means the sum of Nineteen Million and No/100 Dollars ($19,000,000.00).

1.15          "Scheduled Closing Date" means that date which is five (5) days after the expiration of the Due Diligence Period.

1.16"Seller's Address" means:

Regency Centers, L.P.
c/o Regency Centers, Inc.
915 Wilshire Boulevard, Suite 2200
Los Angeles, California 90017
Attention: Mr. T.R. Gregory
Telephone No.: (213) 553-2200
Facsimile No.: (213) 624-2280
E-mail Address: TRGregory@regencycenters.com

With copies to:
Kennerly, Lamishaw & Rossi LLP
707 Wilshire Boulevard, Suite 1400
Los Angeles, California 90017
Attention: Robert L. Madok, Esq.
Telephone No.: (213) 426-2090
Facsimile No.: (213) 312-1266
E-Mail: robertmadok@klrfirm.com

1.17          "Shopping Center" means the shopping center located at 301 – 431 East First Street, Santa Ana, California, commonly known as the Santa Ana Downtown Plaza, which is located within the Real Property is located.

1.18"Tenants" mean those certain tenants under the Leases.

1.1"Title Company" means First American Title Insurance Company.

1.2"Title Company Address" means:

First American Title Insurance Company
National Commercial Services
777 South Figueroa Street, 4th Floor
Los Angeles, California 90017
Attn: Mr. Jimmy B. Morada
Telephone No.: (213) 271-1700 ext. 1770

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Facsimile No.: (818) 337-7155
Email: jbmorada@firstam.corn

2. Sale of Property: Purchase Price.

2.1Sale of Property. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller:

(a) that certain real property located in the City of Santa Ana, County of Orange, State of California which is more particularly described in Exhibit "A" (the "Real Property");

(b) all buildings and other improvements located on the Real Property (the "Improvements"); and

(c) all right, title and interest of Seller in and to the Real Property including, without limitation, the Leases and all other agreements demising space in or providing for the use or the occupancy of the land or Improvements and any permits, approvals, operating permits, plans, specifications, licenses, entitlements, surveys, warranties, guaranties and all other contracts and agreements and all intangible property and rights relating to the Real Property, Improvements or personal property, if any (collectively, the "Contracts"), to the extent the Contracts are assignable (the Real Property, the Improvements and the Contracts are collectively referred to herein as the "Property").

2.2 Purchase Price. The Purchase Price shall be payable as follows:

2.2.1 Initial Deposit. The Initial Deposit shall be delivered by Buyer to Escrow Holder within three (3) business days of Buyer's and Seller's mutual execution of this Agreement and delivery of a fully executed copy thereof to Escrow Holder. Such Initial Deposit shall be made in the form of a wire transfer made payable to the order of Escrow Holder, and shall be deposited by Escrow Holder pursuant to the provisions of Section 3.1 below ("Opening of Escrow"). In the event that the Initial Deposit is not timely delivered to Escrow Holder as provided above, this Agreement shall, at the option of Seller, be deemed to be null and void and of no further force or effect.

2.2.2 Additional Deposit. Unless Buyer terminates this Agreement prior to the expiration of the Due Diligence Period pursuant to Section 3.5 below, the Additional Deposit shall be delivered by Buyer to Escrow Holder by 5:00 p.m. Pacific time on the day on which the Due Diligence Period expires. The Additional Deposit shall be deposited by Escrow Holder pursuant to the provisions of Section 3.1 below. By making the Additional Deposit, Buyer shall be deemed to have waived its right to terminate this Agreement during the Due Diligence Period pursuant to Section 3.5 below. The Initial and Additional Deposits shall collectively be referred to as the "Deposit." The Deposit shall be applicable to the Purchase Price at Closing.

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2.2.3 Refundability of Deposit. In the event that Buyer terminates this Agreement prior to the expiration of the Due Diligence Period pursuant to Section 3.5 below, the Initial Deposit shall be refunded to Buyer in accordance with said Section 3.5. If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period prior to the expiration of the Due Diligence Period, the Initial Deposit and the Additional Deposit shall become non-refundable to Buyer and shall be retained by Seller if this Agreement is terminated on account of a default by Buyer or a failure of Buyer's condition to Close hereunder or if the Close of Escrow does not occur by the Scheduled Closing Date for any reason, subject to the terms of Section 9.2 hereof or any other provisions of this Agreement which specifically provide for the return of the Deposit to Buyer.

2.2.4 Closing Payment at Closing. On or before the Closing Date as required by the Escrow Holder to Close Escrow on the Closing Date, Buyer shall pay to Escrow Holder a sum equal to (a) the Purchase Price, less (b) the Deposit, plus (c) the amount of any items chargeable to Buyer under this Agreement (including Buyer's share of closing costs, fees and expenses) (the "Closing Payment").

2.2.5 Interest on Deposits. All funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally insured state or national bank ("Account") located in California. All interest accrued on the Initial and Additional Deposits shall be credited to Buyer.

2.2.6 Independent Consideration. Contemporaneous with Buyer's execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of One Hundred Dollars ($100.00) ("Independent Contract Consideration"), which amount the parties bargained for and agreed as consideration for Buyer's exclusive right to inspect and purchase the Property pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

3. Escrow; Closing Conditions.

3.1 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open an escrow ("Escrow") for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder's receipt of the Deposit and Escrow Holder's written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Upon the Close of Escrow, Escrow Holder shall pay any sum owed to Seller with immediately available federal funds. Escrow Holder shall pay any sum owed to Buyer or Seller with

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immediately available federal funds. Escrow Holder is designated the "real estate reporting person" for purposes of Section 6045 of the Internal Revenue Code of 1986, as amended and Treasury Regulation 1.6045-4, and any instructions or settlement statement prepared by Escrow Holder shall so provide. Escrow Holder shall be responsible for filing Form 1099-S with the Internal Revenue Service.

3.2Closing Date. The Escrow shall occur ("Close of Escrow") on the Scheduled Closing Date, provided that all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived in writing by the party intended to be benefited thereby. In the event that the Closing does not occur by the Outside Closing Date, this Agreement shall automatically terminate and be of no further force or effect, except with respect to any provisions of this Agreement that expressly survive the Close of Escrow and/or termination of this Agreement.

3.3Buyer's Conditions to Closing. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Buyer in writing:

3.3.1 Inspection. Buyer's approval, in its sole discretion, of the physical condition of the Property at Buyer's sole cost and expense prior to the expiration of the Due Diligence Period. Notwithstanding the foregoing, Buyer's right to inspect the Property pursuant to the terms of this Agreement shall, at all times, be subject to Seller's inspection rights under the Leases.

(a) Buyer shall have the right to commence Buyer's physical inspection of the Property immediately: (i) after Buyer's and Seller's execution of this Agreement; (ii) after Seller has confirmed to Buyer that the Tenants have been notified of Buyer's commencement of the physical inspection of the Property; and (iii) after Seller's receipt of written evidence that Buyer has procured the insurance required by Section 3.3.1(c) of this Agreement. Buyer's physical inspection of the Property shall be conducted during normal business hours at times mutually acceptable to Buyer and Seller, but in all events upon no less than one (1) business days' written request from Buyer to Seller. No invasive testing or boring with respect to the Property shall be conducted by Buyer or Buyer's representatives. Seller shall provide to Buyer copies of all environmental reports relating to the Property in Seller's possession.

(b) Buyer acknowledges that prior to the expiration of the Due Diligence Period: (i) Buyer has or will have conducted such surveys and inspections, and made such percolation, geologic, environmental and soils tests and other studies of the Property; and (ii) Seller shall provide Buyer with adequate opportunity to make such inspection of the Property (including an inspection for zoning, land use, environmental and other laws, regulations and restrictions) as Buyer shall, in Buyer's discretion, deem necessary or advisable as a condition precedent to Buyer's purchase of the Property and to determine the physical, environmental and land use characteristics of the Property (including, without limitation, its subsurface) and its suitability for Buyer's

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intended use.

(c) Buyer shall obtain or cause its consultants to obtain, at Buyer's sole cost and expense prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be an occurrence policy and shall have liability limits of not less than One Million Dollars and No/100 ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Such insurance policy shall name Seller, its successors and assigns and such other entities as Seller shall designate as additional insureds including, without limitation, the Tenants, and shall be in form and substance and issued by an insurance company reasonably satisfactory to Seller.

Buyer shall protect, indemnify, defend and hold the Property, Seller and Seller's officers, directors, partners, members, fiduciaries, participants, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs (collectively, "Liabilities"), resulting from Buyer's inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, arising out of or related (directly or indirectly) to Buyer's conducting such inspections, surveys, tests, and studies, even if such Liabilities are caused by the concurrent negligence of Seller. Notwithstanding anything to the contrary contained in this Agreement, Buyer's indemnification obligations as set forth herein shall not apply to any claims, costs, losses, liabilities, damages or expenses, to the extent incurred by Seller as a result of a condition existing at the Property prior to any entry by Buyer onto the Property, except to the extent such pre-existing condition was worsened by any act or omission of Buyer, its agents or contractors.

(d) Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated by Section 3.3.1 of this Agreement. Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and the Close of Escrow.

(e) Buyer hereby covenants that it shall comply with all the terms and conditions set forth in the Leases and shall use its commercial reasonable efforts not to interfere or disturb the Tenants or the Tenants' rights, duties and obligations under the Leases.

(f) It is understood by the parties that, except to the extent otherwise specifically provided herein, Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without

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limitation, any environmental audit. Buyer acknowledges, except to the extent otherwise specifically provided herein, that Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

3.3.2 Title Policy. The Title Company's issuance of the Buyer's Title Policy (or mark-up thereof with promise of delivery within thirty (30) days) complying with the requirements of Section 3.7.2 below; provided, however, the issuance of endorsements requested by Buyer shall not be a condition precedent to Buyer's obligation to proceed with the Close of Escrow unless such endorsements are for the purpose of removing disapproved title exceptions that Seller has agreed to attempt to remove at or prior to the Close of Escrow.

3.3.3 Covenants. Seller having performed and satisfied all agreements and covenants required hereby to be performed by Seller prior to or at the Close of Escrow.

3.3.4 Title Commitment. Buyer's approval, in its sole discretion, by the expiration of the Due Diligence Period of the following (collectively, "Commitment"): (i) a current title commitment for the Real Property issued by the Title Company; (ii) copies of all underlying title documents described in such title commitment; and (iii) the Existing Survey (defined below), if any, or any update thereto obtained by Buyer if Buyer so elects, prior to the expiration of the Due Diligence Period.

(a) Seller shall deliver (or cause to be delivered) to Buyer the Commitment and, if possessed by Seller, an ALTA Property survey ("Existing Survey"). Buyer, at its sole discretion, cost and expense, shall have the right to commission an updated survey (the "Updated Survey"). In the event Buyer timely objects in writing to matters on the Commitment, the Existing Survey and the Updated Survey in accordance with the approval procedures set forth in Section 3.4 herein, Seller shall have the right, but not the obligation, to notify Buyer in writing within five (5) calendar days after the date of Seller's receipt of the Buyer's notice that Seller desires to have until Closing in which to remove or to cure, or to agree to remove or to cure some or all of the disapproved items to Buyer's reasonable satisfaction. Seller's notice may limit such attempts to cure or remove to exclude payment of money or taking any judicial action. Seller's failure to deliver such notice to Buyer within such five (5) day period with respect to any disapproved item shall be deemed to be an election by Seller not to attempt to remove or to cure such items. Notwithstanding the foregoing, Seller agrees to remove prior to or concurrently with the Close of Escrow any mortgages or deeds of trust encumbering the Real Property, any liens for delinquent taxes, judgment liens, or mechanic's liens arising out of work performed or materials supplied to the Real Property by Seller, but in all events excluding the lien for taxes, not yet due and payable. In connection therewith, Seller shall have the option, in Seller's sole discretion and without

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Buyer's consent, of curing Buyer's objection to any mechanic's lien encumbering the Property or a portion thereof in the face amount of Fifty Thousand and No/100 Dollars ($50,000.00) or less by the posting of a bond by a reputable bonding company reasonably acceptable to Buyer, provided that Buyer shall have reasonable approval rights with respect to the form, terms, and amount of the bond so posted. Buyer shall be deemed to have approved all exceptions not objected to by Buyer or to which objections have been waived by Buyer pursuant to Section 3.3.4(b) below.

(b) If Seller elects not to attempt to remove or to cure some or all of the disapproved items pursuant to Section 3.3.4 (a) to Buyer's reasonable satisfaction, or if Seller has agreed to attempt to remove or cure some or all of such disapproved items and is unable to or has failed to remove or cure the same, then Buyer shall have, as Buyer's sole and exclusive remedy, the right exercisable on or before three (3) business days after Seller's election or deemed election (or prior to Close of Escrow if Seller elects but is unable or fails to remove or cure such disapproved item) either (i) to waive such exceptions to title, and proceed to take title to the Property without any deduction or offset in the Purchase Price, or (ii) to terminate this Agreement and the Escrow by giving written notice of such termination to Seller and to Escrow Holder in which event Buyer and Seller shall have no further liability to the other hereunder except for those provisions that specifically survive the termination of this Agreement and the Deposit shall be returned to Buyer. Buyer's failure to provide Seller or Escrow Holder with written notice of termination within said three (3) business day period shall constitute Buyer's election under clause (i) above.

3.3.5 Due Diligence Items. Seller shall deliver to Buyer the due diligence items set forth in Schedule 3.3.5 (the "Due Diligence Items"). Seller acknowledges Buyer may desire to discuss or otherwise inquire about the Due Diligence Items with various governmental entities and utilities, any contracts with Tenants and third parties. In this regard, Buyer is permitted to contact all necessary third parties and discuss with such third parties governmental records, contracts with Tenants and other Due Diligence Items; provided, however, that (a) Buyer first obtains Seller's reasonable consent and Seller is first given a reasonable opportunity to be present at such contact or discussions at a time and location specified by Buyer in writing, and (b) Buyer shall take no action or enter into any agreement, document, dealing, cooperation or any other matter without Seller's prior written consent (to be withheld in Seller's sole discretion) that: (i) would create liability on Seller; (ii) would be binding on Seller prior to the Close of Escrow; or (iii) would be binding on Seller if the Close of Escrow does not occur.

3.3.6 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

3.3.7 Tenant Estoppel Certificates. During the Due Diligence Period, Seller shall deliver to each Tenant under the Leases, other than the "Default

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Tenants" (defined below) a tenant estoppel certificate substantially in the form either: (i) attached Exhibit "G"; or (ii) as required to be delivered by a tenant under the subject Lease (the "Tenant Estoppel Certificates"). The "Default Tenants" are those known as "Grace's Flowers," "Panderia Ensenada," and "Chiqui's Beauty." Seller shall use its commercially reasonable efforts (at no expense to Seller unless the subject Lease specifically requires Seller to pay for an estoppel processing fee) to procure from each Tenant an executed Tenant Estoppel Certificate, provided that Seller shall have no liability whatsoever to Buyer if for any reason it is unable to procure an executed Tenant Estoppel Certificate from one or more Tenants. Without limiting the foregoing, in the event Seller is unable to obtain a Tenant Estoppel Certificate from those Tenants identified as "Food For Less," "FAMSA," McDonald's, Taco Bell, and not less than fifty percent (50%) of the Tenants identified on Schedule 3.3.7, expressly excluding the Default Tenants (said 50% of the Tenants listed on Schedule 3.3.7, along with Food For Less, FAMSA, McDonald's, and Taco Bell, collectively the "Estoppel Tenants"), Buyer shall have the right to terminate this Agreement by written notice to Seller delivered prior to the expiration of the Due Diligence Period. In no event shall Seller be in default hereunder for its failure to obtain Tenant Estoppel Certificates from any Tenants, but the delivery of Tenant Estoppel Certificates from all of the Estoppel Tenants shall be a condition precedent to Buyer's obligation to purchase the Property pursuant to this Agreement (which may be waived by Buyer in writing prior to the expiration of the Due Diligence Period; failure of Buyer to terminate this Agreement or permit this Agreement to terminate prior to the expiration of the Due Diligence Period shall be deemed Buyer's waiver of the aforesaid condition precedent). If, by the end of the Due Diligence Period (a) Seller fails to timely deliver Tenant Estoppel Certificates from all of the Estoppel Tenants, or (b) Buyer reasonably disapproves any Tenant Estoppel Certificate from any of the Estoppel Tenants, and Seller cannot cause such tenant(s) to execute substitute Tenant Estoppel Certificate which is reasonably satisfactory to Buyer prior to the expiration of the Due Diligence Period, Buyer may either (i) terminate this Agreement by delivering written notice to the Seller and the Escrow Holder of its election of the same, or (ii) waive the requirement that Seller obtain Tenant Estoppel Certificates from those Estoppel Tenants from whom Seller has not yet obtained the same and proceed to the Closing notwithstanding Seller's failure to deliver the subject Tenant Estoppel Certificates. If Buyer terminates this Agreement in accordance with the foregoing, the entire Deposit shall be immediately returned to Buyer (without the need for any additional instructions by either party hereto), and thereafter neither party shall have any further rights or obligations hereunder, except as specifically provided in this Agreement. Notwithstanding the foregoing, to the extent Seller is unable, despite the exercise of reasonable diligence, to obtain a Tenant Estoppel Certificate from one or more of the Estoppel Tenants, and any other Tenant that is not a Default Tenant, on or before the expiration of the Due Diligence Period, Seller shall execute and deliver to Buyer Seller estoppel certificates substantially in the form of Exhibit "H" ("Seller Estoppel Certificates") at Closing for all such Tenants which are not Default Tenants and from which Seller was not able timely to obtain a Tenant Estoppel Certificate. To the extent Seller receives Tenant Estoppel Certificates from any such Tenants after the Close of Escrow and delivers such certificates to Buyer, or Buyer receives an estoppel certificate

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from any such Tenant, the Seller Estoppel Certificate previously delivered by Seller for such Tenant shall be deemed null and void as to each such Tenant Estoppel Certificate received by Buyer after the Close of Escrow. The provisions of this Section 3.3.7 shall survive the Close of Escrow.

3.3.8 Damage or Destruction. Buyer shall not have elected, pursuant to the terms of Section 6, to terminate this Agreement.

3.4 Approval Procedure. Buyer shall notify Seller of Buyer's approval, if at all, of the matters described in Sections 3.3.1, 3.3.4, 3.3.5, and 3.3.7 by written notice delivered to Seller and Escrow Holder by the expiration of the Due Diligence Period. Buyer's failure to approve any of the matters described in Sections 3.3.1, 3.3.4, 3.3.5, and 3.3.7 by the expiration of the Due Diligence Period in the manner described shall be deemed Buyer's disapproval of such matters, this Agreement shall automatically terminate and Escrow Holder shall immediately release the Deposit to Buyer without the need for any further instructions. Provided Buyer provides the foregoing approval notice prior to the expiration of the Due Diligence Period, in no event shall Buyer have the right to disapprove any such item(s) after the expiration of the Due Diligence Period.

3.5 Termination Upon Disapproval. If Buyer disapproves, in its sole discretion, of any aspect of its review of the Property pursuant to Section 3.3.1, 3.3.4, 3.3.5, or 3.3.7 above, Buyer shall have the right to terminate this Agreement by written notice delivered to Seller no later than the expiration of the Due Diligence Period. Upon termination of this Agreement pursuant to this Section 3.5 or pursuant to Section 6: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall remit the Deposit to Buyer; (d) Buyer and Seller shall each pay one-half (½) of Escrow Holder's escrow cancellation fees, if any; (e) Buyer shall return to Seller all Due Diligence Items in Buyer's possession relating to the Property; and (f) the respective obligations of Buyer and Seller under this Agreement shall terminate; provided, however, notwithstanding the foregoing, Buyer's indemnity obligations under Section 3.3.1(d) shall survive any such termination of this Agreement, and the termination of this Agreement shall not release any other indemnity obligation of Buyer ("Surviving Indemnity").

3.6 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

3.6.1 Covenants. Buyer having performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

3.6.2 Representations and Warranties. All representations and

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warranties of Buyer contained in this Agreement shall be materially true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

3.6.3 Payment of Purchase Price. Buyer shall have timely deposited into Escrow the Additional Deposit and the Cash Payment.

3.7 Title and Title Insurance.

3.7.1 Deed. Seller shall convey title to the Real Property to Buyer by grant deed in the form of Exhibit "B" attached hereto ("Deed").

3.7.2 Buyer's Title Policy. At the Close of Escrow, Escrow Holder shall cause the Title Company to issue an ALTA 1992 Owner's Policy of Title Insurance with an insured amount equal to the Purchase Price containing no exceptions other than as approved by Buyer pursuant to this Agreement ("Buyer's Title Policy"). Notwithstanding the foregoing, if Buyer does not provide the Title Company with a current ALTA Survey, Buyer's Title Policy shall be a CLTA 1992 Owner's Policy of Title Insurance.

3.8 Closing Costs and Charges.

3.8.1 Seller's Costs. Seller shall pay: (a) one-half (½) of Escrow Holder's fees in connection with the Escrow; (b) all documentary transfer taxes, other taxes; and (c); the premium for a standard coverage CLTA Owner's Title Policy insuring Buyer's title in an amount equal to the Purchase Price.

3.8.2 Buyer's Costs. Buyer shall pay: (a) one-half (½) of the Escrow Holder's fees in connection with the Escrow; (b) the portion of the premium for Buyer's Title Policy equal to the premium attributable to the ALTA extended coverage; (c) all recording fees payable in connection with the transfer of the Property; and (d) all costs associated with any endorsements to Buyer's Title Policy.

3.8.3 Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in Orange County.

3.9 Deposit of Documents and Funds by Seller. Not later than one (1) business day prior to the Closing Date, Seller shall deposit the following items into Escrow each of which shall be duly executed and acknowledged by Seller where appropriate:

3.9.1 The Deed;

3.9.2 Three (3) counterparts of the Assignment and Assumption of Leases, a form of which is attached hereto as Exhibit "C" (the "Assignment and Assumption of Leases");

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3.9.3 Three (3) counterparts of the General Assignment and Assumption, a form of which is attached hereto as Exhibit "D" (the "General Assignment and Assumption");

3.9.4 The Certification of Non-Foreign Status in the form of Exhibit "E" ("FIRPTA");

3.9.5 Notice to Tenants in the form of Exhibit "F" ("Notice to Tenants");

3.9.6 Seller's closing statement prepared by Escrow Holder; and

3.9.7 Other documents that may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

Additionally, outside of Escrow, in connection with the Closing, Seller shall deliver or cause to be delivered to Buyer, to the extent that Seller possesses the same, original copies of all Leases and all other licenses, permits, and governmental certificates and approvals relating to the Property, keys, if any, in Sellers possession to locks on the Property.

3.10 Deposit of Documents and Funds by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow each of which shall be duly executed and acknowledged by Buyer where appropriate:

3.10.1 The Closing Payment;

3.10.2 Three (3) counterparts of the Assignment and Assumption of Leases;

3.10.3 Three (3) counterparts of the General Assignment and Assumption;

3.10.4 Buyer's closing statement prepared by Escrow Holder;

3.10.5 Notice to Tenants; and

3.10.6 All other funds and documents including all appropriate authority documents and certificates as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

3.10.7 The parties hereto shall jointly deposit any required transfer declarations or declarations of value and mutually agreed closing statements.

3.11 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any

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condition not satisfied, waived by the party intended to be benefited thereby, on the Scheduled Closing Date Escrow Holder shall conduct the Closing by recording or distributing the following documents and funds in the following manner:

3.11.1 Recorded Documents. Record the Deed in the Official Records of Orange County.

3.11.2 Buyer's Documents. Deliver to Buyer: (a) the original Buyer's Title Policy; (b) the original FIRPTA; (c) an original counterpart of the Assignment and Assumption of Leases; (d) an original counterpart of the General Assignment and Assumption executed by Seller and Buyer; and (e) a counterpart copy of the Buyer's closing statement.

3.11.3 Seller's Documents. Deliver to Seller a counterpart or original (as applicable) of every document delivered to Buyer, and the Seller's closing statement.

3.11.4 Purchase Price. Deliver to Seller the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement and less the Holdback Amounts as defined in Section 3.12.5 below.

3.12 Prorations and Adjustments.

3.12.1 Generally. If any expenses are not determinable on the Close of Escrow, at the earliest possible opportunity following the Close of Escrow, Seller and Buyer shall make any interim and final adjustments. The provisions of this Section 3.12 shall survive the Close of Escrow.

3.12.2 Taxes. Escrow Holder shall prorate real property taxes and assessments on the Property as of the Close of Escrow for the current fiscal year based on the most current official real property tax information available from the County Assessor's office where the Real Property is located or other assessing authorities. If real property tax and assessment figures for the current fiscal year are not available, real property taxes shall be prorated based on the real property taxes for the previous fiscal year. Seller shall pay any real property taxes attributable to the period of Seller's ownership of the Property and, if appropriate, reprorate taxes when the actual tax bills are available. Seller reserves the right to meet with governmental officials and to contest any reassessment concerning or affecting Seller's obligations under this Section 3.12.2.

3.12.3 Utility Costs and Deposits. Seller shall notify all water, gas, electric and other utility companies servicing the Property (collectively, "Utility Companies") of the sale of the Property to Buyer and shall request that all Utility Companies send Seller a final bill for the period ending on the last day prior to the Close of Escrow. Buyer shall notify all Utility Companies servicing the Property that as of the Close of Escrow, Buyer shall own the Property and that all utility bills for the period

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commencing on the Close of Escrow are to be sent to Buyer. If any of the Utility Companies sends Seller or Buyer a bill for a period in which the Close of Escrow occurs, Buyer and Seller shall prorate such bills outside the Escrow. In connection with such proration, it shall be presumed that utility charges were uniformly incurred during the billing period.

3.12.4 Rentals. Rent and other payments, including without limitation any additional rent and percentage rent, which are payable pursuant to the Leases, applicable to the time period in which the Close of Escrow occurs, and have been received by Seller prior to the Closing Date, shall be pro-rated on a per diem basis as of the Closing Date. Seller shall use its commercially reasonable efforts to resolve, prior to the Closing Date, any rent arrearages arising under Leases for the period prior to the Closing Date; however, if any such arrearages exist at Closing, Buyer shall pay to Seller any rent actually collected after Closing which is applicable to the period preceding the Closing Date in accordance with this Section 3.12.4. All rent, including any delinquent rent, collected by Buyer after Closing shall be applied first to the current month's rent, second to unpaid, past due rent accruing after the Closing Date, and third to the unpaid rent accruing prior to the Closing Date (and such pre-Closing rent collected by Buyer shall be paid to Seller within ten (10) days after Buyer's receipt thereof). In no event shall delinquent rent be prorated. During the twelve (12) month period following Closing, Buyer shall bill tenants for any rent arrearages in respect of the period prior to the Closing Date and shall use its commercially reasonable efforts to collect same, provided that Buyer shall not be required to incur any other cost or commence any legal proceeding in order to collect such arrearage. Any prepaid rentals including with respect to operating expenses shall be credited to Buyer as of the Close of Escrow. Buyer shall be credited and Seller shall be debited with an amount equal to all rent abatements and rent concessions applicable to periods after the Close of Escrow. Seller shall retain the right to take action to collect any delinquent rents or other amounts owing Seller applicable to the period prior to the Closing Date, except with to the extent Seller is deemed to have waived its right to do so with respect to that Tenant commonly known as "Sports Plus" pursuant to Section 3.12.5 below.

3.12.5 Security Deposits. At the Close of Escrow, Buyer shall receive a credit against the Purchase Price in an amount equal to the aggregate of Tenant security deposits identified in Schedule 1.14 attached hereto or such lesser amount as is set forth in a Tenant Estoppel Certificate delivered by the subject Tenant pursuant to this Agreement, subject to the offsets for Grace's Flowers, Panaderia Ensenada, Chiquis Beauty, and Sports Plus as outlined below. Seller and Buyer acknowledge that, as of the Agreement Date, the following Tenants are delinquent in the payment of rent: (i) Grace's Flowers; (ii) Panaderia Ensenada; (iii) Chiquis Beauty; and (iv) Sports Plus. With respect Grace's Flowers, Seller shall be permitted to apply the entire security deposit paid by such Tenant to pre-Closing delinquent rents, so long as the space leased to such Tenant is vacant and Seller has legal rights to such space at the time of Closing. With respect to each of Panaderia Ensenada and Chiquis Beauty, Seller shall have the option of (A)

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delivering the space leased to each such Tenant vacant at Closing with Seller having legal rights to such space at the time of Closing, and retaining such Tenant's security deposit to the extent necessary to cover such Tenant's delinquencies, (B) if the space occupied by such Tenant is not vacant as of the Closing Date, so long as Seller has filed or caused to be filed unlawful detainer actions against such Tenant prior to Closing, retaining such Tenant's security deposit to the extent necessary to cover such Tenant's delinquencies, in which event, upon Closing, Seller shall assign its rights in any such actions to Buyer and shall remain responsible for all actual, reasonable out-of-pocket costs incurred by Buyer in completing such eviction process following the Closing, or (C) crediting Buyer at Closing with the full amount of the security deposits for such Tenant as set forth on Schedule 1.14 attached hereto, in which event Seller shall have no further obligation whatsoever with respect to any eviction process relating to such Tenant. With respect to Sports Plus, Seller shall have the option of (I) delivering the space leased to Sports Plus vacant at Closing and retaining Sports Plus' security deposit to the extent necessary to cover Sports Plus' delinquencies or completely settling any ongoing rent dispute with Sports Plus by the Closing, or (II) crediting Buyer at Closing with the full amount of the security deposit set forth in Sports Plus' Lease and waiving all further rights to proceed against Sports Plus for any pre-Closing delinquent rental amounts following the Closing. As of the Agreement Date, the amount of Tenant security deposits which are set forth in the Leases and other written agreements between Seller and the subject Tenant, along with the portions thereof that have been applied by Seller against Tenant delinquencies, are set forth on Schedule 1.14 attached hereto.

3.12.6 Adjustments for Common Area Expenses.

(a) The phrase "Common Area Expenses" shall mean all costs, expenses and other amounts (including, but not limited to, taxes and insurance costs) incurred in connection with the repair, maintenance and operation of the common areas of the Shopping Center. All Common Area Expenses for the calendar year 2010 shall be prorated as of the Close of Escrow based upon amounts budgeted by Seller for such calendar year, and there shall be no additional post-closing reconciliation of such amounts following the Close of Escrow.

(b) To the extent that payments by Tenants to reimburse Seller for Common Area Expenses are adjusted under the terms of the Leases at the end of calendar year 2009 ("Adjustment Period") to reflect the actual Common Area Expenses incurred for such Adjustment Period, the following provisions shall apply:

(i) Within ninety (90) days following the end of the Adjustment Period and following the Close of Escrow, Seller shall compute the actual Common Area Expenses for such Adjustment Period. Seller shall submit the adjustment statements required by the Leases to the Tenants, with Buyer's cooperation as reasonably requested by Seller.

(ii)  Seller shall promptly remit to applicable

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Tenants the total amount of any overpayments by such Tenants attributable to the Adjustment Period. Seller shall be responsible for collecting any underpayments of Common Area Expenses for the Adjustment Period, provided that to the extent that Buyer receives any underpayments of Common Area Expenses from Tenants attributable to the Adjustment Period, Buyer shall promptly remit the same to Seller. Buyer covenants to use its commercially reasonable efforts to enforce, and to cooperate with Seller in enforcing, the provision in the Leases requiring reimbursement of Common Area Expenses during the Adjustment Period but shall not be required to give any notices to pay/perform or quit (provided that demand letters are expressly not excluded) or otherwise terminate any Lease or litigate for the recovery of such sums. Notwithstanding the foregoing, nothing herein shall preclude Seller from, and Seller hereby reserves the right to, seek to makes demands upon (including, without limitation, threats of litigation)
Tenants for amounts owing under any Lease relating to claims arising prior to the Closing Date, provided that Seller shall only pursue litigation with respect to any Tenant (i) with respect to which Tenant has commenced such litigation prior to the Closing Date, or (ii) which has vacated its Premises in the Shopping Center prior to the Closing Date, and Buyer shall cooperate with Seller's efforts to so recover, provided that Buyer shall not be required to incur any out-of-pocket cost or expense in connection with any such cooperation.

3.12.7 Leasing Commissions. Seller shall be responsible for the payment of all leasing commissions and the costs of all tenant improvement work and all other tenant concessions with respect to Leases executed prior to the expiration of the Due Diligence Period. Buyer shall be responsible for the payment of leasing commissions and the cost of all tenant improvement work and all other tenant concessions for leases executed on and after the expiration of the Due Diligence Period. In addition, Buyer shall receive a credit to the Purchase Price at Closing in the amount equal to any unpaid leasing commissions or tenant improvements for any unleased space at the Property as of the Closing Date.

3.12.8 Prorations. All prorations shall be made as of the Closing Date on the basis of the actual days of the month in which the Close of Escrow occurs. Such date shall be an income and expense day for Buyer. Seller shall be responsible for all expenses of the Property applicable to the period prior to the Close of Escrow and Buyer shall be responsible for all expenses applicable to the period from and after the Close of Escrow.

4. Delivery and Possession. Seller shall deliver possession of the Property to Buyer at the Close of Escrow, subject to the rights of the Tenants under the Leases and their sublessee(s) and occupant(s), if any.

5. Commissions. Except for James J. Manarino of James Manarino and Associates, Inc., representing Buyer (whose commission Buyer covenants to pay pursuant to separate agreement between Buyer and such broker), Buyer and Seller each represent and warrant to the other that there are no commissions, finder's fees or

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brokerage fees arising out of the transactions contemplated by this Agreement. Each party shall indemnify and hold the other party harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees arising out of each such party's conduct or the inaccuracy of the foregoing representation and/or warranty of such party. Seller's representations and warranties in this Section 5 are not subject to the limitations of Section 7 of this Agreement. This Section 5 shall survive the Closing.

6. Damage or Destruction: Condemnation.

6.1 Major Damage. Buyer shall have the right to terminate thisAgreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property is taken by eminent domain. For purposes of this Section 6, (a) a taking by eminent domain of a portion of the Property shall be deemed to affect a "material part" of the Property if the estimated value of the portion of the Property taken exceeds $300,000, and (b) the destruction of a "material part" of the Property shall be deemed to mean an insured or uninsured casualty to the Property following Buyer's inspection of the Property and prior to the Close of Escrow having an estimated cost of repair which equals or exceeds $300,000. If Buyer does not terminate this Agreement and the transaction closes hereunder, any insurance proceeds or condemnation proceeds shall be payable to Buyer, whether or not the "material part" threshold is met.

6.2Definitions. The phrase "estimated value" shall mean an estimate obtained from a M.A.I. appraiser, who has at least five (5) years experience evaluating property located in the County where the Real Property is located, similar in nature and function to that of the Property, selected by Seller and approved by Buyer, and the phrase "estimated cost of repair" shall mean an estimate obtained from an independent contractor selected by Seller and reasonably approved by Buyer.

6.3Notice; Credit to Buyer. Buyer shall give written notice of Buyer's election to terminate or proceed with this Agreement under the Act within ten (10) days after Buyer's receipt of written notice from Seller of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement. Upon timely delivery of such termination notice, Escrow Holder shall remit the Deposit to Buyer. If Buyer does not give such notice, then this Agreement shall not terminate. If Buyer elects to proceed with this Agreement and purchase the Property, there shall be no reduction in the Purchase Price, but Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds payable with respect to such damage plus an amount equal to the applicable deductible, or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

7. Seller's Representations and Warranties.

7.1.1 Representations and Warranties. It is expressly

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understood and agreed that all liability of Seller for breach of the representations and warranties contained in this Section 7 shall terminate if no written claim of breach, specifying the representation or warranty allegedly breached and the supporting evidence for the alleged breach, shall be delivered to Seller on or prior to the date which is twelve (12) months following the Closing Date. Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

7.1.2 Seller is duly organized, validly existing, and in good standing under the laws of the State of its formation.

7.1.3 Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.

7.1.4 This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are and as of the Closing will be duly authorized, executed and delivered by and are and will be binding upon Seller.

7.1.5 Seller has received no notice of any pending or threatened proceedings, eminent domain or condemnation which would affect the Property, or a portion thereof, and Seller has not been involved, and has no current actual knowledge of any other party being involved, in any settlement discussion with any governmental agency regarding a sale of the Property in lieu of condemnation.

7.1.6 Except as otherwise set forth in Schedule 7.1.6, attached hereto, Seller has no additional knowledge as to the environmental or geotechnical condition of the Property and Seller lacks any actual knowledge of any Hazardous Materials on the Property. "Hazardous Materials" shall mean any hazardous substance, pollutant or contaminant regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. ("CERCLA"); oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas useable for fuel; pesticides regulated under Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq. ("FIFRA"); asbestos, PCBs and other substances regulated under TSCA; source material, special nuclear material and byproduct materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA.

7.1.7 Except as otherwise set forth in Schedule 7.1.7 attached hereto, Seller has not received notice that it is nor to its actual knowledge is now a party to any litigation, arbitration or other proceedings ("Litigation") with respect to the Property and Seller shall give to Buyer prompt notice of the institution of any Litigation prior to the Closing Date after Seller has received written notice of the same.

7.1.8 Neither the execution of this Agreement and the instruments to be executed or delivered by Seller pursuant to this Agreement nor the consummation by Seller of the transactions contemplated by this Agreement will: (i)

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conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default, or result in a termination of any agreement or instrument to which Seller is a party; (ii) violate any restriction to which Seller is subject; (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order; or (iv) result in the creation of any lien, charge or encumbrance upon the Property or any part thereof, except as provided herein and the Continuing Obligations described in Section 34 below.

7.1.9 Seller has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets; or (v) admitted in writing its inability to pay its debts as they come due.

7.1.10 The Leases described on Schedule 1.14 constitute all of the leases affecting the Property as of the Agreement Date, and Seller has received no notice from any Tenant under any of the Leases that Seller is in monetary default or material non-monetary default under any of such Leases that remains uncured as of the Agreement Date. To the extent that Seller has delivered a default notice to any Tenant under any of the Leases which remains uncured as of the Agreement Date, such Tenants in default are set forth on Schedule 1.1.4.

7.1.11 Except as set forth on Schedule 7.1.11 attached hereto, Seller has received no written notice from any governmental authority having jurisdiction over the Property stating that Seller is currently not in compliance with applicable laws and ordinances that remains uncorrected or uncured as of the Agreement Date.

7.1.12 Other than those which are either (a) cancelable on thirty (30) days' notice without payment of any fees, or (b) expressly assumed by Buyer in writing at the Closing, other than the Leases or instruments appearing in the public records, there are no Contracts or other agreements relating to the Property which will be in force on the Closing Date, and Seller is not in monetary default or material non-monetary default thereunder that remains uncured.

7.1.13 The rent roll applicable as of the Agreement Date delivered to Buyer, and the operating statements that have been/will be provided to Buyer by Seller pursuant to this Agreement for the calendar years 2007, 2008, and 2009, are to Seller's actual knowledge true and correct in all material respects. At Closing, Seller will deliver to Buyer an updated certified rent roll (current to within five (5) days of the Closing Date) that will be true and correct in all material respects.

7.1.14 To Seller's actual knowledge, (i) the documents and files delivered or made available to Buyer contain any and all notices of violations received by the Seller with respect to the Property from and after January 1, 2007, and (ii) all licenses,

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approvals, permits and certificates from all applicable governmental authorities or private parties necessary for all Property alterations completed by the Seller costing in excess of twenty-five thousand dollars ($25,000) in any single instance from and after January 1, 2007 were obtained prior to the commencement of such alterations (expressly excluding any alterations performed by any Tenant or other occupant of the Property.

7.1.15 Seller is not currently obligated to sell the Property to any party or entity other than Buyer, nor do there exist any rights of first refusal or options to purchase the Property.

7.2Limitations on Seller's Representations and Warranties.
Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true in all material aspects on and as of the Closing Date as if those representations and warranties were made on and as of such time, subject to any qualifications thereof made by Seller in a written notice delivered to Buyer within five (5) days after Seller obtains new knowledge or information with respect thereto that would cause Seller to change such representations or warranty but no later than three (3) days prior to the Closing Date. The representations and warranties made to "Seller's current actual knowledge" or "Seller's actual knowledge" in this Agreement, or in any certificate or document executed and delivered by Seller pursuant to this Agreement, are (i) limited to the actual knowledge of TR Gregory, Doug Schaffer and Steve Hargrave without any obligation or duty to inquire or make any independent investigation regarding the subject matter of such representations and warranties, and (ii) do not encompass any imputed or constructive knowledge. Buyer acknowledges that TR Gregory, Doug Schaffer and Seller's property or asset manager responsible for the Property are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on such individuals or creating any duties running from such individuals or any of Seller's members to Buyer. Buyer covenants that it will bring no action of any kind against such individuals related to or arising out of the representations and warranties set forth in Section 7.1 of this Agreement provided the foregoing will not preclude an action by Buyer against Seller for breach of the foregoing representations or warranties. Except for those set forth in this Section 7, there are no other representations or warranties of Seller, express or implied.

7.3Buyer's Remedies For Seller's Breach of Representations and Warranties.

7.3.1 Pre-Closing Remedies. If at or prior to the Closing, (A) Buyer shall become aware (whether through its own efforts, by written notice from Seller or any other third party) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Buyer that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect, then Seller may, in its sole discretion, elect by notice to Buyer to adjourn the Closing one or more times for up to ten (10) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or

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warranty. If Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are, in the aggregate, less than $50,000, and such misrepresentations or breaches of warranty are not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), Buyer shall nevertheless be deemed to, and shall, waive such misrepresentations or breaches of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are, in the aggregate, greater than $50,000, and such misrepresentations or breaches of warranty are not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Buyer, as its sole remedy for any and all such untrue, inaccurate or incorrect representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on or before the Closing Date, in which event, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the surviving Indemnities.

7.3.2 Post-Closing Remedies. Notwithstanding anything contained in this Agreement to the contrary, in the event the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (1) Buyer knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Buyer nevertheless closes title hereunder, or (2) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are, in the aggregate, less than $50,000. Buyer shall be "deemed to have known" that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing if any Property Information furnished or made available to or otherwise obtained by Buyer contains express information which is inconsistent with such representation or warranty.

7.4Ceiling on Liability. Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and Buyer or Seller shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of either party arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of such party in this Agreement and/or any documents executed by such party in connection with this Agreement (including, without limitation, the Deed, the Assignment and Assumption of Leases, and the General Assignment), shall not exceed $1,000,000 in the aggregate. The provisions of this Section 7.4 shall survive the Closing.

8. Buyer's Representations and Warranties. Buyer represents and warrants to

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Seller that as of the date of this Agreement and as of the Closing Date:

8.1 Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation;

8.2 Buyer has the full power and authority to execute, deliver and perform Buyer's obligations under this Agreement;

8.3 This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer are and as of the Closing will be duly authorized, executed and delivered by and are and will be binding upon Buyer; and

8.4 The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Buyer is a party or by which it is bound, or any order or decree applicable to Buyer.

9. Default.

9.1 LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD AND IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED FOR ANY REASON OTHER THAN SELLER'S DEFAULT UNDER THIS AGREEMENT OR AS OTHERWISE EXPRESSLY CONTEMPLATED TO RESULT IN THE RETURN OF THE DEPOSIT TO BUYER, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES, NOR WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT

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WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION. SELLER AGREES ITS RIGHT TO OBTAIN THE DEPOSIT AS LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY HEREUNDER AT LAW OR EQUITY ON ACCOUNT OF BUYER'S DEFAULT HEREUNDER.

/s/ EB	/s/ ST
SELLER'S INITIALS	BUYER'S INITIALS

9.2 Buyer's Pre-Closing Remedies. In the event Seller fails to perform any act required to be performed by Seller pursuant to this Agreement on or before the Closing or a condition to Closing has not been satisfied before the Closing, then Buyer shall execute and deliver to Seller written notice of such breach or non-satisfaction of condition, which notice shall set forth complete information about the nature of the breach or non-satisfaction of condition. Seller shall have a period of (10) days to cure such breach or satisfy such condition if such non-satisfaction can be completed by Seller. If such breach or non-satisfaction remains uncured beyond the ten (10) day period described above, then Buyer's sole and exclusive remedy shall be either: (i) to terminate this Agreement and the Escrow, in which event the Deposit shall be returned to Buyer; (ii) commence and pursue an action for specific performance; or (iii) give Seller notice that Buyer elects to waive such breach or failure of condition and to Close Escrow; provided, however, if Seller's breach resulted from the willful act or omission of Seller, in connection with such termination, Seller shall be obligated to reimburse Buyer an amount equal to Buyer's actual reasonable out-of-pocket third party costs and expenses incurred in connection with its contemplated acquisition of the Property, not to exceed Fifty Thousand Dollars ($50,000).

9.3 Post-Closing Remedies of Seller. If after the Closing, Buyer fails to perform its obligations which expressly survive the Closing pursuant to this Agreement, then Seller may exercise any remedies available to it at law or in equity, in any order it deems appropriate in its sole and absolute discretion, including but not limited to seeking specific performance or damages. In such event, the liquidated damages provisions contained in Section 9.1 shall not limit Seller's damages.

9.4 Post-Closing Remedies of Buyer. If after the Closing, Seller fails to perform its obligations which expressly survive the Closing pursuant to this Agreement, then, subject to the limitations contained in Section 7.3.2, Buyer may exercise any remedies available to it at law or in equity in any order it deems appropriate in its sole and absolute discretion including, but not limited to, seeking specific performance or damages.

10. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be

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entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court.

11. Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earliest of the following to occur: (a) when delivered to the recipient; (b) one (1) business day after deposit with a nationally recognized overnight-guaranteed delivery service; (c) by facsimile with delivery of an original to the other party by overnight mail, but effective upon fax; or (d) upon receipt or refusal of receipt after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth below. All notices to Seller shall be sent to Seller's Address. All notices to Buyer shall be sent to Buyer's Address. All notices to Escrow Holder shall be sent to Escrow Holder's Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday. The foregoing addresses may be changed by written notice given in accordance with this Section.

12. Amendment; Complete Agreement. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

13. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

14. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15. Counterparts, Headings and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

16.  Time of the Essence. Time is of the essence of this Agreement.

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17. Waiver. No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

18. Third Parties. This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

19. Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

20. Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

21. Condition of Property. Buyer represents and warrants that, as specified in Section 3.3.1 hereof, Buyer has, or shall have inspected and conducted tests and studies of the Property, and that Buyer is familiar with the general condition of the Property. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Except to the extent otherwise specifically provided herein, Seller shall have no responsibility or liability with respect to any such occurrence. Except to the extent otherwise specifically provided herein, Buyer represents and warrants that Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer's own inspection of the Property. Seller hereby makes no claims, representations or warranties as to the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property shall not affect the rights or obligations of the Buyer hereunder.

22. Property "AS IS."

22.1 No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be

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expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

22.2 AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 7 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE ITEMS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST,

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CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS, EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 7 HEREIN, RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY, BY A THIRD PARTY INCLUDING, WITHOUT LIMITATION, THE PROPERTY EVALUATION REPORT, WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY WHICH WERE RETAINED BY SELLER FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION (EXCEPT FOR CLAIMS BASED ON A DIRECT RELATIONSHIP WITH ANY SUCH SOURCES OR PREPARERS). EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES AS SET FORTH IN SECTION 7 HEREIN, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN

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INVESTIGATION OF THE PROPERTY.
/s/ EB	/s/ ST
SELLER'S INITIALS	BUYER'S INITIALS

23. Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zone change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Close of Escrow, and Buyer agrees not to do so without Seller's prior written approval, which approval may be withheld in Seller's sole and absolute discretion. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Seller, which approval Seller may withhold in Seller's sole discretion other than reports mandated by law based upon any discovery of facts or conditions by Buyer at the Property. Buyer's obligation to purchase the Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.

24. Release. Buyer shall rely solely upon Buyer's own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property's physical condition. Except as may relate to any breach of a representation or warranty made by Seller contained in Section 7 herein, or the fraudulent act or omission of Seller or any partner, officer, director, employee or agent of Seller, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Regency Centers, L.P. and Regency Centers Corporation and their respective members, employees, officers, directors, partners, shareholders, fiduciaries, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting in their behalf ("Released Parties") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM

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MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that, as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder, Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 24. Seller and Buyer have each initialed this Section 24 to further indicate their awareness and acceptance of each and every provision hereof.

/s/ ST	/s/ EB
BUYER'S INITIALS	SELLER'S INITIALS

25. No Partnership Relationship. The relationship between Seller and Buyer arising from this Agreement shall not constitute in any manner or form a partnership or joint venture relationship between the parties hereto.

26. Assignment. Buyer shall neither assign its rights nor delegate its obligations hereunder without obtaining Seller's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, by written notice to Seller delivered no later than three (3) business days prior to the Scheduled Closing Date, Buyer shall have the right to assign this Agreement to an affiliate which is wholly owned or controlled by, or controls, or is under common control with Buyer provided, however, Buyer shall provide Seller with a true and correct copy of such assignment prior to the Close of Escrow evidencing the assignment and the relationship between Buyer and Buyer's assignee. In no event shall any assignment relieve Buyer from its obligations under this Agreement. Any other purported or attempted assignment or delegation without obtaining Seller's prior written consent shall be void and of no effect.

27. Successors and Assigns. Subject to the restrictions on transfer set forth in Section 26 hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. In no event shall Buyer have any right to delay or postpone the Close of Escrow to create a partnership, corporation or other form of business association or to obtain financing to acquire title to the Property or to coordinate with any other sale, transfer, exchange or conveyance.

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28. Exhibits. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibit attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

29. No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller. Buyer understands and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential purchasers of the Property until the expiration of the Due Diligence Period and the satisfaction or waiver in writing of all conditions to the obligations of Buyer under this Agreement.

30. Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together, shall constitute on and the same instrument. This Agreement will be considered to be executed and delivered by a party when an original or facsimile copy of the Agreement, bearing every signature indicated for that party, has been received by the other party. A party delivering this Agreement by facsimile transmission will promptly deliver an original, bearing the party's original signature, to the other party.

31. Business Day. If the day for performance of any act required under this Agreement falls on a Saturday, Sunday or legal holiday, then the day for such performance shall be the next following regular business day.

32. Indemnifications.

32.1 Buyer's Indemnifications. Buyer shall hold harmless, indemnify and defend Seller and its affiliates from and against: (i) any and all obligations, liabilities, claims, liens or encumbrances whether direct, contingent or consequential, in any way related to the Property and arising or accruing on or after the Closing Date or in any way related to or arising from any negligent act by Buyer at any time or times on or after the Closing Date, including, without limitation, any claim arising or accruing under the Leases on or after the Closing Date; (ii) any loss or damage to Seller resulting from any breach or default of Buyer under this Agreement or any of the documents described herein; and (iii) all costs and expenses, including attorneys' fees, related to an action, suits or judgments incident to any of the foregoing.

32.2 Seller's Indemnifications. Seller shall hold harmless, indemnify and defend Buyer and its affiliates from and against: (i) any and all obligations, liabilities, claims, liens or encumbrances whether direct, contingent or consequential, in any way related to the Property and arising or accruing prior to the Closing Date or in any way related to or arising from any negligent act by Seller at any time or times prior to the Closing Date, including, without limitation, any claim arising or accruing under the Leases prior to the Closing Date; (ii) any loss or damage to Buyer resulting from any breach or default of Seller under this Agreement or any of the documents described

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herein; and (iii) all costs and expenses, including attorneys' fees, related to an action, suits or judgments incident to any of the foregoing.

33. Operations of Property. Seller, from the date hereof through the Closing Date, shall continue to manage and maintain the Property in the same manner as it does as of the date hereof. From and after the expiration of the Due Diligence Period, Seller shall not, except as required pursuant to the Leases, without Buyer's prior written consent, which consent may be withheld in Buyer's sole and absolute discretion, make any alterations, improvements, additions or capital expenditures, amend or enter into any new contracts or agreements pertaining to the Property which would survive the Closing.

34. Natural Hazard Disclosure Statement. Buyer shall have the right to obtain from the Title Company, at Buyer's sole cost and expense, a Natural Hazard Disclosure Statement (the "Natural Hazards Disclosures Statement"). As of the Close of Escrow, to the extent permitted by Law, Buyer shall be deemed to have knowingly, voluntarily and intentionally waived the right to the disclosures ("Natural Hazards Disclosures") set forth in: (a) California Government Code Section 8589.3 (a special flood area); (b) California Government Code Section 8589.4 (dam failure inundation area); (c) California Government Code Section 51183.5 (earthquake fault zone); (d) California Public Resources Code Section 2621.9 (seismic hazard zone); (e) California Public Resources Code Section 4136 (wildland fire area); and (f) California Public Resources Code Section 2694 (high fire severity area). Buyer acknowledges and represents that it has extensive experience acquiring and conducting due diligence for commercial properties. This waiver by Buyer includes, to the extent permitted by Law, any remedies Buyer may have for Seller's nondisclosure of the Natural Hazards Disclosures. Seller has not verified, and Seller is not obligated to verify, the information contained in the Natural Hazards Disclosures. Seller makes no representation or warranty, express or implied, as to the truth or accuracy of any information contained in the Natural Hazards Disclosures. ANY NATURAL HAZARDS DISCLOSED BY THE NATURAL HAZARDS DISCLOSURES OR THE NATURAL HAZARDS DISCLOSURES STATEMENT MAY LIMIT THE BUYER'S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT THE PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. BUYER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THESE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY

35. Notices. From and after the date hereof, Seller covenants and agrees to promptly deliver to Buyer true, correct and complete copies of any and all notices, correspondence or other written communication received by Seller from Tenants under the Leases.

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36. Survival. The covenants, agreements, representations and warranties made herein shall, subject to Section 7.1, survive the Closing and the delivery of the Deed and this Agreement and shall, subject to Section 26 hereof, extend to the respective successors, heirs and assigns of Seller and Buyer.

37. Confidentiality. Prior to the Closing, all information and documents delivered or furnished by Seller to Buyer regarding the Property including, but not limited to the Due Diligence Items and the Leases, and all information obtained by Buyer with respect to this transaction shall be held in strictest confidence by Buyer and shall not be released to any party except the advisor to Buyer and its attorneys, consultants, and contractors engaged by Buyer with respect to the potential purchase of the Property.

38. Tax Deferred Exchange. Buyer and Seller hereby agree to cooperate with each other and shall execute any and all documents reasonably necessary, in the form reasonably approved by the both parties, which shall assign all of such party's right, title and interest in and to this Agreement to an intermediary, which intermediary shall complete the sale/purchase of the Property, in order to accommodate a tax-deferred exchange for such party pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended provided, however neither party shall incur additional costs, expenses or liabilities in assisting the party with the tax-deferred exchange other than for review of the exchange documents, such exchange shall not delay the Closing, neither party shall be released or relieved of or from its obligations under this Agreement by reason of any assignment to an intermediary pursuant to this Section 38, and neither party be required to take title to other real property.

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IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement as of the date first written above.

SELLER:

REGENCY CENTERS, LP., a Delaware limited partnership

By:          Regency Centers Corporation,
a Florida corporation,
its general partner

By: /s/ Erwin Bucy

Name: Erwin Bucy
Its: SVP

BUYER:

RETAIL OPPORTUNITY INVESTMENT CORP.,
a Delaware corporation

By: /s/ Stuart Tanz
Name: Stuart Tanz
Its: C.E.O.

Acceptance by Escrow Holder

Escrow Holder acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.

Dated: January 4, 2010

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Carolyn Marcial
Name: Carolyn Marcial
Its: National Escrow Department, Escrow Officer

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